Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Fourth Quarter and Full Year 2024 Results; Delivers Largest Sales Quarter in Company History
– Delivers 6.4% Fourth Quarter Comparable Sales Growth –
– Expects Continued Growth in Comparable Sales in 2025 –
●Delivered 5.2% full year 2024 comparable sales growth, driven by growth in average ticket and transactions
●Delivered full year 2024 earnings per diluted share of $14.05, up 15% versus $12.18 in 2023 and up 9% versus non-GAAP earnings per diluted share of $12.91 in 2023; 2023 results included approximately $0.19 for the 53rd week
●Opened seven House of Sport locations and 15 DICK'S Field House locations during 2024; Plans to open approximately 16 additional House of Sport locations and approximately 18 additional DICK'S Field House locations in 2025
●Provides 2025 outlook and expects full year comparable sales growth to be in the range of 1.0% to 3.0% and earnings per diluted share to be in the range of $13.80 to 14.40
●Board of Directors authorizes a 10% increase in quarterly dividend and new five-year share repurchase program of up to $3 billion

"The convergence of sport and culture in our country has never been stronger, and with a series of major sporting events set to take place in the U.S., this momentum is only expected to grow through 2030 and beyond. As a company rooted in sport, DICK’S is uniquely positioned to seize this opportunity, and we are making strategic investments in real estate, in-store enhancements, and digital experiences to further expand our market share."
Ed Stack, Executive Chairman
"Our fourth quarter was an exceptionally strong finish to another great year. With a 6.4% Q4 comp we delivered the largest sales quarter in Company history. For the full year, our comps increased 5.2%, we drove meaningful EBT margin expansion, and we gained significant market share. I'd like to thank all our teammates for their hard work and unwavering dedication to our business — at DICK'S, it's our people who make us great, and this strong performance is a direct result of their efforts."
"For 2025, our outlook reflects strong confidence in our strategies and operational strength while acknowledging the dynamic macroeconomic environment. With this in mind, we expect to drive continued comp growth, strategic expansion of our square footage, and improved gross margin. Leaning into our strategic pillars, we are investing in three exciting growth areas, each with significant potential: repositioning our real estate and store portfolio, driving continued strong growth in footwear, and accelerating our eCommerce business. With a clear strategy, a disciplined approach, and a commitment to innovation, we are well-positioned to drive sustained sales and profitability growth over the long-term and seize the significant market share opportunity ahead of us."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, March 11, 2025 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the fourth quarter and full year ended February 1, 2025.

Fourth Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended February 1, 2025	14 Weeks Ended February 3, 2024 (1)	Change (9)
Net sales (2)	$3,894	$3,876	$17	0.5%
Comparable sales (13-week basis) (2) (3)	6.4%	2.9%
Income before income taxes (% of net sales) (4)	10.2%	10.2%	— bps
Non-GAAP income before income taxes (% of net sales) (4) (5)	10.2%	11.0%	(83) bps
Net income	$300	$296	$4	1%
Non-GAAP net income (5)	$300	$320	$(20)	(6)%
Earnings per diluted share (2)	$3.62	$3.57	$0.05	1%
Non-GAAP earnings per diluted share (2) (5)	$3.62	$3.85	$(0.23)	(6)%

Year-to-Date Operating Results (dollars in millions, except per share data)	52 Weeks Ended February 1, 2025	53 Weeks Ended February 3, 2024 (1)	Change (9)
Net sales (2)	$13,443	$12,984	$458	3.5%
Comparable sales (52-week basis) (2) (3)	5.2%	2.6%
Income before income taxes (% of net sales) (4)	11.3%	10.2%	115 bps
Non-GAAP income before income taxes (% of net sales) (4) (5)	11.3%	10.8%	49 bps
Effective tax rate	23.3%	20.6%	268 bps
Net income	$1,165	$1,047	$119	11%
Non-GAAP net income (5)	$1,165	$1,109	$56	5%
Earnings per diluted share (2)	$14.05	$12.18	$1.87	15%
Non-GAAP earnings per diluted share (2) (5)	$14.05	$12.91	$1.14	9%

Balance Sheet (in millions)	As of February 1, 2025	As of February 3, 2024	$ Change (9)	% Change (9)
Cash and cash equivalents	$1,690	$1,801	$(111)	(6)%
Inventories, net	$3,350	$2,849	$501	18%
Total debt (6)	$1,484	$1,483	$1	—%

Capital Allocation (in millions)	52 Weeks Ended February 1, 2025	53 Weeks Ended February 3, 2024	$ Change (9)	% Change (9)
Share repurchases (7)	$268	$649	$(381)	(59)%
Dividends paid (8)	$362	$351	$11	3%
Gross capital expenditures	$803	$587	$215	37%
Net capital expenditures (5)	$726	$520	$206	40%

Notes
(1)Fiscal 2023 included net sales of $170.2 million and approximately $0.19 earnings per diluted share from the extra week of operations in our fiscal year.
(2)Due to the 53rd week in fiscal 2023, there is a one-week shift in the fiscal 2024 calendar compared to the prior year, which unfavorably impacted net sales comparisons for the fourth quarter by approximately $30 million, or approximately $0.10 per diluted share. The impact of the calendar shift was neutral on a full year basis. Comparable sales for fiscal 2024 are calculated by shifting the prior year period by one week to compare similar calendar weeks.
(3)Beginning in fiscal 2024, we revised our method for calculating comparable sales to include GameChanger revenue. Prior year information has been revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 14, 2024.
(4)Also referred to by management as earnings before income taxes ("EBT").
(5)In the fiscal 2024 period, there were no non-GAAP adjustments to reported EBT margin, net income or earnings per diluted share. The fiscal 2023 period reflects non-GAAP adjustments for charges from the Company's business optimization, which was completed in 2023 to better align its talent, organization design and spending in support of its most critical strategies. For additional information, see GAAP to non-GAAP reconciliations included in tables later in the release under the heading "GAAP to Non-GAAP Reconciliations."
(6)The Company had no outstanding borrowings under its revolving credit facility in 2024 and 2023.
(7)During fiscal 2024 the Company repurchased 1.3 million shares of its common stock at an average price of $212.18 per share, for a total cost of $268.0 million under its share repurchase program, of which $5.0 million was paid subsequent to the fiscal year. The Company has $511.5 million remaining under its authorization as of February 1, 2025.
(8)The Company declared and paid quarterly dividends of $1.10 per share in fiscal 2024 and $1.00 per share in fiscal 2023.
(9)Column may not recalculate due to rounding.

Quarterly Dividend

On March 10, 2025, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.2125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on April 11, 2025 to stockholders of record at the close of business on March 28, 2025. This dividend represents an increase of 10% over the Company’s previous quarterly per share amount and is equivalent to an annualized dividend of $4.85 per share.

Share Repurchase Program

On March 10, 2025, the Company's Board of Directors authorized a new five-year share repurchase program of up to $3 billion of the Company's common stock. The Company plans to continue to purchase under the previously announced five-year $2 billion share repurchase program, authorized on December 16, 2021, until it is exhausted or expired.

Full Year 2025 Outlook
The Company's Full Year Outlook for 2025 is presented below:

Metric	2025 Outlook
Earnings per diluted share	●$13.80 to 14.40 ○Based on approximately 82 million diluted shares outstanding ○Based on an effective tax rate of approximately 24%
Net sales	●$13.6 billion to 13.9 billion
Comparable sales	●Positive 1.0% to positive 3.0%
Capital expenditures	●Approximately $1.2 billion on a gross basis ●Approximately $1.0 billion on a net basis

Store Count and Square Footage
The following table summarizes store activity for fiscal 2024:

	Beginning Stores	New Stores	Closed Stores	Relocated / Converted (4)	Ending Stores	(in millions) Square Footage (5) (6)
						Beginning	Ending
DICK'S Sporting Goods (1)
DICK'S	701	—	(6)	(17)	678	37.5	36.4
DICK'S Field House	11	4	—	11	26	0.6	1.5
DICK'S House of Sport	12	1	—	6	19	1.2	2.2
Total DICK'S Sporting Goods	724	5	(6)	—	723	39.3	40.1

Other Specialty Concepts (1)
Golf Galaxy (2)	104	5	—	—	109	2.3	2.4
Going Going Gone!	17	4	—	—	21	0.8	1.0
Other	10	1	(8)	—	3	0.4	0.1
Total Other Specialty Concepts	131	10	(8)	—	133	3.4	3.5
Total (3)	855	15	(14)	—	856	42.7	43.6
(1)In some markets, we operate DICK’S Sporting Goods stores adjacent to our specialty concept stores on the same property with a pass-through for our athletes. We refer to this format as a “combo store” and include combo store openings within both the DICK’S Sporting Goods and specialty concept store reconciliations, as applicable. As of February 1, 2025, the Company operated 14 combo stores.
(2)As of February 1, 2025, includes 24 Golf Galaxy Performance Centers, with five new openings during fiscal 2024 that were converted from prior Golf Galaxy store locations.
(3)Excludes Warehouse Sale store locations that are temporary in nature, of which the Company operated 29 and 36 as of February 1, 2025 and February 3, 2024, respectively. Beginning in fiscal 2025, these stores will be included in store count and related square footage. See additional details in the Company’s Current Report on Form 8-K, filed herewith.
(4)Reflects stores converted between concept or prototype through store relocations (12) or remodels (10) as part of the Company's strategy to reposition its store portfolio.
(5)Includes square footage as of February 1, 2025 related to five Public Lands store closures as we plan to convert three into DICK'S House of Sport and two into DICK'S Field House stores during fiscal 2025.
(6)Columns may not recalculate due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP EBIT margin, non-GAAP EBT margin, non-GAAP net income, non-GAAP earnings per diluted share, net capital expenditures, fiscal 2023 net sales adjusted for the 53rd week and free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to its deferred compensation plans enables investors to better understand its selling, general and administrative expense trends excluding non-cash changes in our deferred compensation plan investment fair values from market fluctuations that are offset within other income. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance and growth opportunities, including 2025 guidance, continued comp growth, strategic investments and square footage expansion, and improved gross margin; the repositioning of our real estate and store portfolio; access to differentiated products, including footwear; accelerating our eCommerce business and digital experiences; expected share repurchases; the expected increased dividend on an annualized basis; and the health and positioning of our inventory.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, inflation, elevated interest rates and recessionary pressures, adverse changes in consumer disposable income, consumer confidence and perception of economic conditions, including as a result of new and shifting economic policies, geopolitical conflicts (including the conflicts in Ukraine and the Middle East) and the threat or outbreak of further conflicts, terrorism or public unrest and changes in consumer discretionary spending; changes in the competitive market and competition amongst retailers and increasing direct competition from vendors; fluctuations in product costs and availability; international risks and costs, including foreign trade issues, tariffs, currency exchange rate fluctuations, shipment delays, supply chain constraints and disruptions and political instability; changes in consumer demand for products in certain categories and consumer lifestyle changes; the ability to identify new trends and have the right trending products in stores and online; our investments in vertical brand offerings and new specialty concept stores; our investments in GameChanger, our sports technology platform, DICK'S Media Network, and other technology to enhance our store fulfillment, in-store pickup and other foundational capabilities; potential reputational harm; the overall success of our strategic plans and initiatives; the repositioning of our real estate and store portfolio, including plans to open additional DICK'S House of Sport stores, DICK'S Field House, Golf Galaxy Performance Center stores, or other specialty concept stores, and risks associated with the brick and mortar retail store model; the geographic concentration of our stores; our vertical brands growth strategy; our athlete experiences and associated costs, innovation, liability and competition associated with our specialty stores and vertical brands; risks related to our distribution and fulfillment network, including our ability to efficiently deliver merchandise; the potential impacts of unauthorized disclosure of sensitive or confidential athlete, teammate, vendor or other company information; the risk of problems with our information systems, including our eCommerce platform and associated disruptions to our operations; our ability to attract and retain athletes and teammates, including executive officers; increasing labor costs or the loss of key personnel; weather-related risks and seasonality of certain categories of the Company's operations; changing rules, regulations and expectations related to environmental, social and governance matters; our ability to control our expenses and manage inventory shrink; the ability of suppliers, distributors and manufacturers to provide us with sufficient quantities of quality product in a timely fashion; changes in applicable tax laws, regulations, treaties, interpretations and other guidance, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; product safety and labeling concerns; various types of litigation and other claims and sufficient insurance with respect thereto; our ability to protect our intellectual property rights or respond to claims of infringement by third parties, including with respect to our vertical brands; the performance of professional sports teams and other factors relating to professional sports leagues and key athletes; the availability of adequate capital and our projected range of capital expenditures; the issuance of quarterly cash dividends and our repurchase activity, if any; our ability to meet market expectations and the possible impact on the price of our common stock; the impact of possible strategic alliances, investments and transactions; and obligations and other provisions related to our indebtedness.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report on Form 10-K, filed with the SEC on March 28, 2024. We operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for the Company to predict all such risk factors. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

Conference Call Info

The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.
Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.
Contacts:

Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended		14 Weeks Ended
	February 1, 2025	% of Sales	February 3, 2024	% of Sales

Net sales	$3,893,649	100.00%	$3,876,171	100.00%
Cost of goods sold, including occupancy and distribution costs	2,532,391	65.04	2,541,992	65.58

GROSS PROFIT	1,361,258	34.96	1,334,179	34.42

Selling, general and administrative expenses	963,580	24.75	956,710	24.68
Pre-opening expenses	10,686	0.27	5,431	0.14

INCOME FROM OPERATIONS	386,992	9.94	372,038	9.60

Interest expense	12,683	0.33	14,215	0.37
Other (income) expense	(22,963)	(0.59)	(37,520)	(0.97)

INCOME BEFORE INCOME TAXES	397,272	10.20	395,343	10.20

Provision for income taxes	97,303	2.50	98,910	2.55

NET INCOME	$299,969	7.70%	$296,433	7.65%

EARNINGS PER COMMON SHARE:
Basic	$3.73		$3.69
Diluted	$3.62		$3.57

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,453		80,370
Diluted	82,779		83,111

Beginning in 2024, the Company included grand opening advertising costs within pre-opening expenses, which were historically included within selling, general and administrative expenses. Prior period amounts have been reclassified to conform to our current year presentation.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	52 Weeks Ended		53 Weeks Ended
	February 1, 2025	% of Sales	February 3, 2024	% of Sales

Net sales	$13,442,849	100.00%	$12,984,399	100.00%
Cost of goods sold, including occupancy and distribution costs	8,617,153	64.10	8,450,664	65.08

GROSS PROFIT	4,825,696	35.90	4,533,735	34.92

Selling, general and administrative expenses	3,294,272	24.51	3,183,530	24.52
Pre-opening expenses	57,492	0.43	67,840	0.52

INCOME FROM OPERATIONS	1,473,932	10.96	1,282,365	9.88

Interest expense	52,987	0.39	58,023	0.45
Other (income) expense	(98,088)	(0.73)	(93,809)	(0.72)

INCOME BEFORE INCOME TAXES	1,519,033	11.30	1,318,151	10.15

Provision for income taxes	353,725	2.63	271,632	2.09

NET INCOME	$1,165,308	8.67%	$1,046,519	8.06%

EARNINGS PER COMMON SHARE:
Basic	$14.48		$12.72
Diluted	$14.05		$12.18

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,468		82,302
Diluted	82,929		85,925

Beginning in 2024, the Company included grand opening advertising costs within pre-opening expenses, which were historically included within selling, general and administrative expenses. Prior period amounts have been reclassified to conform to our current year presentation.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	February 1, 2025	February 3, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,689,940	$1,801,220
Accounts receivable, net	214,250	114,877
Income taxes receivable	4,920	4,108
Inventories, net	3,349,830	2,848,797
Prepaid expenses and other current assets	158,767	121,047
Total current assets	5,417,707	4,890,049

Property and equipment, net	2,069,914	1,638,161
Operating lease assets	2,367,317	2,257,482
Intangible assets, net	58,598	56,663
Goodwill	245,857	245,857
Deferred income taxes	52,684	37,846
Other assets	246,617	185,694
TOTAL ASSETS	$10,458,694	$9,311,752

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,497,743	$1,288,728
Accrued expenses	653,324	551,369
Operating lease liabilities	503,236	492,856
Income taxes payable	30,718	54,508
Deferred revenue and other liabilities	395,041	364,933
Total current liabilities	3,080,062	2,752,394
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—
Senior notes	1,484,217	1,483,260
Long-term operating lease liabilities	2,500,307	2,287,714
Other long-term liabilities	195,844	171,103
Total long-term liabilities	4,180,368	3,942,077
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	567	568
Class B common stock	236	236
Additional paid-in capital	1,495,329	1,448,855
Retained earnings	6,392,513	5,588,914
Accumulated other comprehensive loss	(755)	(329)
Treasury stock, at cost	(4,689,626)	(4,420,963)
Total stockholders' equity	3,198,264	2,617,281
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,458,694	$9,311,752

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Fiscal Year Ended
	February 1, 2025	February 3, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,165,308	$1,046,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	400,409	393,933
Amortization of deferred financing fees and debt discount	2,333	2,364
Deferred income taxes	(14,838)	3,343
Stock-based compensation	71,001	57,285
Other, net	(6,565)	9,332
Changes in assets and liabilities:
Accounts receivable	(11,865)	(4,236)
Inventories	(501,033)	18,823
Prepaid expenses and other assets	(57,159)	(18,220)
Accounts payable	185,883	20,365
Accrued expenses	58,941	(2,462)
Income taxes payable / receivable	(26,155)	29,167
Construction allowances provided by landlords	76,287	67,061
Deferred revenue and other liabilities	41,536	25,190
Operating lease assets and liabilities	(72,248)	(121,129)
Net cash provided by operating activities	1,311,835	1,527,335
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(802,565)	(587,426)
Proceeds from sale of other assets	11,872	27,500
Other investing activities	(5,865)	(54,750)
Net cash used in investing activities	(796,558)	(614,676)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of convertible senior notes	—	(137)
Payments on finance lease obligations	—	(823)
Proceeds from exercise of stock options	18,000	15,205
Minimum tax withholding requirements	(42,515)	(98,917)
Cash paid for treasury stock	(263,021)	(648,554)
Cash dividends paid to stockholders	(361,727)	(351,201)
Increase in bank overdraft	23,132	48,679
Net cash used in financing activities	(626,131)	(1,035,748)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(426)	(77)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(111,280)	(123,166)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,801,220	1,924,386
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,689,940	$1,801,220

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended February 1, 2025

	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$963,580	$(22,963)	$397,272	$299,969	$3.62
% of Net Sales	24.75%	(0.59)%	10.20%	7.70%
Deferred compensation plan adjustments (1)	(6,015)	6,015	—	—
Non-GAAP Basis	$957,565	$(16,948)	$397,272	$299,969	$3.62
% of Net Sales	24.59%	(0.44)%	10.20%	7.70%
(1)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

	52 Weeks Ended February 1, 2025

	Selling, general and administrative expenses	Income from operations (2)	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$3,294,272	$1,473,932	$(98,088)	$1,519,033	$1,165,308	$14.05
% of Net Sales	24.51%	10.96%	(0.73)%	11.30%	8.67%
Deferred compensation plan adjustments (1)	(23,637)	23,637	23,637	—	—
Non-GAAP Basis	$3,270,635	$1,497,569	$(74,451)	$1,519,033	$1,165,308	$14.05
% of Net Sales	24.33%	11.14%	(0.55)%	11.30%	8.67%
(1)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(2)Also referred to by management as earnings before interest, other income or expense and income taxes ("EBIT").

	14 Weeks Ended February 3, 2024

	Gross profit	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income (3)	Earnings per diluted share
GAAP Basis	$1,334,179	$956,710	$(37,520)	$395,343	$296,433	$3.57
% of Net Sales	34.42%	24.68%	(0.97)%	10.20%	7.65%
Business optimization charges (1)	5,661	(26,654)	—	32,315	23,913
Deferred compensation plan adjustments (2)	—	(16,097)	16,097	—	—
Non-GAAP Basis	$1,339,840	$913,959	$(21,423)	$427,658	$320,346	$3.85
% of Net Sales	34.57%	23.58%	(0.55)%	11.03%	8.26%
(1)Included $23.2 million of non-cash impairments of store assets, a $5.7 million write-down of inventory and $3.4 million of severance-related costs.
(2)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

	53 Weeks Ended February 3, 2024

	Gross profit	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income (3)	Earnings per diluted share
GAAP Basis	$4,533,735	$3,183,530	$(93,809)	$1,318,151	$1,046,519	$12.18
% of Net Sales	34.92%	24.52%	(0.72)%	10.15%	8.06%
Business optimization charges (1)	11,984	(72,829)	—	84,813	62,762
Deferred compensation plan adjustments (2)	—	(13,960)	13,960	—	—
Non-GAAP Basis	$4,545,719	$3,096,741	$(79,849)	$1,402,964	$1,109,281	$12.91
% of Net Sales	35.01%	23.85%	(0.61)%	10.80%	8.54%
(1)Included $46.1 million of non-cash impairments of store and intangible assets, $26.7 million of severance-related costs and a $12.0 million write-down of inventory.
(2)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	Fiscal Year Ended
	February 1, 2025	February 3, 2024
Gross capital expenditures	$(802,565)	$(587,426)
Construction allowances provided by landlords	76,287	67,061
Net capital expenditures	$(726,278)	$(520,365)

Fiscal 2023 Net Sales Adjusted for the 53rd Week
(in thousands)

Net sales adjusted for the extra week during the 14 and 53 weeks ended February 3, 2024 is presented below to illustrate the impact of the extra week on reported net sales in comparison to reported results for the 13 and 52 weeks ended February 1, 2025.

	Period Ended February 3, 2024
	14 Weeks	53 Weeks
Net sales	$3,876,171	$12,984,399
Less: 53rd week net sales	(170,223)	(170,223)
Adjusted net sales	$3,705,948	$12,814,176